                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 28, 2003

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


         Ohio                    0-49619                     31-1795575
------------------------   ---------------------   ---------------------------------
(State of Incorporation)   (Commission File No.)   (IRS Employer Identification No.)


                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000


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                                    FORM 8-K

Item 5.         Other Events.

                The following was contained in a press release issued by Peoples Ohio Financial Corporation on April 28, 2003:

                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                            THIRD QUARTER FISCAL 2003

Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $1,996,000 for the nine months ended March 31, 2003, a decline of $22,000, or 1.1%, from the $2,018,000 reported for the same period in 2002. Basic earnings per share were $0.26 for the nine months ended March 31, 2003, compared to $0.27 for the nine months ended March 31, 2002. Fully diluted earnings per share were $0.26 for the nine months ended March 31, 2003, compared to $0.26 the nine months ended March 31, 2002.

Net interest income was $6,355,000 for the nine months ended March 31, 2003, $201,000, or 3.3%, higher than the $6,154,000 reported for the nine months ended March 31, 2002. Although interest income declined due to lower average loans outstanding coupled with lower interest rates, interest expense declined to a greater extent primarily due to depositors shifting their accounts from higher rate certificates of deposit to lower rate demand deposit accounts. Management continued to reposition its balance sheet in preparation for higher interest rates.

The provision for loan losses was $110,000 for the nine months ended March 31, 2003 compared to $26,000 for the same period in 2002. This increase is the result of management's continuing analysis of asset quality.

Noninterest income remained stable totaling $1,198,000 for the first nine months of 2003, compared to the $1,169,000 recorded for the nine months ended March 31, 2002, as increases in service charges on deposit accounts of $92,000 were partially off-set by a decline in revenue generated from trust operations of $73,000.

Noninterest expense was $4,395,000 for the first nine months of 2003, $178,000 or 4.2% higher than the $4,217,000 reported for the nine months ended March 31, 2002. Noninterest expense categories that have experienced an increase during 2003 include salaries and employee benefits, data processing fees and State of Ohio franchise taxes.

Net income for the third quarter of fiscal 2003 was $647,000, $82,000 or 11.2% less than quarterly net income of $729,000 earned in the third quarter of fiscal 2002. Net interest income for the third quarter of fiscal 2003 was $2,052,000 compared to $2,132,000 for the third quarter of fiscal 2002. The provision for loan losses was $30,000 for the third quarter of fiscal 2003 compared to $18,000 for the same period in fiscal 2002. Noninterest income was $408,000 for the third quarter of fiscal 2003 and $387,000 for the third quarter of fiscal 2002. Noninterest expense was $1,443,000 for the third quarter of fiscal 2003 and $1,388,000 for the third quarter of fiscal 2002.

Total assets at March 31, 2003 were $218.3 million, compared to $219.9 million at March 31, 2002.

The Company was formed during January, 2003 and acquired 100% of the Bank's outstanding stock. Accordingly, all references to the Company, prior to January, 2003, reflect operations of the Bank.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current


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management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.


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Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
March 31, 2003 and June 30, 2002
(in thousands)

                                                                March 31, 2003                   June 30, 2002
                                                                --------------                   -------------
Assets                                                            (unaudited)
 Cash and Cash equivalents                                          $ 15,941                         $ 5,681
 Investment securities                                                19,758                           1,121
 Loans, net                                                          171,026                         201,716
 FHLB stock                                                            5,220                           5,052
 Other assets                                                          6,333                           6,352
                                                                       -----                           -----
     Total assets                                                  $ 218,278                       $ 219,922
                                                                   =========                       =========

Liabilities and shareholders' equity
 Deposits                                                          $ 120,614                       $ 120,447
 FHLB advances                                                        71,405                          74,174
 Other liabilities                                                     1,451                           1,726
                                                                       -----                           -----
      Total liabilities                                              193,470                         196,347
Equity for ESOP shares                                                   607                             469
Shareholders' equity                                                  24,201                          23,106
                                                                      ------                          ------
      Total liabilities and shareholders' equity                   $ 218,278                       $ 219,922
                                                                   =========                       =========

Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Nine Months Ended March 31
(unaudited, in thousands, except share data)

                                                                     Period ended                    Period ended
                                                                    March 31, 2003                  March 31, 2002
                                                                    --------------                  --------------
Interest income                                                           $ 10,994                        $ 12,009
Interest expense                                                             4,640                           5,855
                                                                             -----                           -----
   Net interest income                                                       6,355                           6,154
Provision for loan losses                                                      110                              26
                                                                               ---                              --
   Net interest income after provision for loan loss                         6,245                           6,128
Noninterest income                                                           1,198                           1,169
Noninterest expense                                                          4,395                           4,217
Income tax expense                                                           1,051                           1,062
                                                                             -----                           -----
     Net income                                                            $ 1,996                         $ 2,018
                                                                           =======                         =======
Earnings per share:
   Basic                                                                    $ 0.26                          $ 0.27
                                                                            ======                          ======
   Diluted                                                                  $ 0.26                          $ 0.26
                                                                            ======                          ======
Dividends per share                                                        $ 0.090                         $ 0.065
                                                                           =======                         =======

Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the Three Months Ended March 31
(unaudited, in thousands, except share data)

                                                                               Quarter ended                   Quarter ended
                                                                               March 31, 2003                  March 31, 2002
                                                                               --------------                  --------------
Interest income                                                                       $ 3,452                         $ 3,912
Interest expense                                                                        1,400                           1,780
                                                                                        -----                           -----
   Net interest income                                                                  2,052                           2,132
Provision for loan losses                                                                  30                              18
                                                                                           --                              --
   Net interest income after provision for loan loss                                    2,022                           2,114
Noninterest income                                                                        408                             387
Noninterest expense                                                                     1,443                           1,388
Income tax expense                                                                        341                             384
                                                                                          ---                             ---
     Net income                                                                         $ 647                           $ 729
                                                                                        =====                           =====
Earnings per share:
   Basic                                                                               $ 0.09                          $ 0.10
                                                                                       ======                          ======
   Diluted                                                                             $ 0.08                          $ 0.09
                                                                                       ======                          ======

Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)

                                                                           As of                                     As of
                                                                       March 31, 2003                            March 31, 2002
                                                                       --------------                            --------------
Total assets                                                                $ 218,278                                 $ 219,922
Investment securities                                                          19,758                                     1,121
Total loans                                                                   171,863                                   202,598
Allowance for loan losses (ALL)                                                   837                                       882
ALL to total loans                                                              0.49%                                     0.44%
Non-performing assets                                                         $ 2,103                                   $ 1,702

                            Three months ended       Three months ended       Nine months ended       Nine months ended
                              March 31, 2003           March 31, 2002           March 31, 2003          March 31, 2002
                              --------------           --------------           --------------          --------------
ROA (annualized)                      1.19%                 1.34%                    1.21%                    1.24%
ROE (annualized)                     10.70%                13.14%                   11.20%                   12.41%


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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                       PEOPLES OHIO FINANCIAL CORPORATION



                                               By: /s/ Ronald B. Scott
                                                   -----------------------------
                                                   Ronald B. Scott
                                                        President

Date:  April 28, 2003